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EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization
IBG LLC	Connecticut, U.S.A.

  The following is a list of subsidiaries of IBG LLC:

Name	Jurisdiction of Organization
Timber Hill LLC(1)	Connecticut, U.S.A.
Interactive Brokers LLC(2)	Connecticut, U.S.A.
Interactive Brokers Canada Inc.	Canada
Interactive Brokers (U.K.) Limited	United Kingdom
Interactive Brokers Hong Kong Limited	China
Interactive Brokers Australia Pty Limited	Australia
Interactive Brokers Business Services (Shanghai) Company Limited	China
Timber Hill (Europe) AG	Switzerland
Timber Hill Australia Pty Limited	Australia
Timber Hill Canada Company	Canada
Interactive Brokers Hungary KFT	Hungary
IB Exchange Corp.	Delaware, U.S.A.
Interactive Brokers (India) Private Limited(3)	India
Interactive Brokers Financial Products S.A.	Luxembourg
Interactive Brokers Securities Japan, Inc.	Japan
Interactive Brokers Software Services Estonia OU	Estonia
Interactive Brokers Software Services Russia	Russia
Interactive Brokers Software Services (India) Private Limited	India

(1)
IBG LLC owns 99.99% and Thomas Peterffy owns 0.01%.

(2)
IBG LLC owns 99.9% and Thomas Peterffy owns 0.1%.

(3)
IB Exchange Corp. owns 0.01%

  The following is a list of subsidiaries of IB Exchange Corp:

Name	Jurisdiction of Organization
Interactive Brokers Corp	Connecticut, U.S.A.
Covestor, Inc.	Massachusetts, U.S.A.
Greenwich Advisor Compliance Services Corp	Delaware, U.S.A.

  The following is a list of subsidiaries of Timber Hill (Europe) AG:

Name	Jurisdiction of Organization
Timber Hill (Liechtenstein) AG	Liechtenstein

  The following is a list of subsidiaries of Interactive Brokers (U.K.) Limited:

Name	Jurisdiction of Organization
Interactive Brokers (U.K.) Nominee Limited	United Kingdom

  The following is a list of subsidiaries of Interactive Brokers Australia Pty Limited:

Name	Jurisdiction of Organization
Interactive Brokers Australia Nominees Pty Limited	Australia

  The following is a list of subsidiaries of Covestor, Inc.:

Name	Jurisdiction of Organization
Covestor Limited	United Kingdom

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  EXHIBIT 21.1
SUBSIDIARIES OF THE COMPANY